Wells Fargo Loan No. 33-0911464

EXHIBIT 10.60

GUARANTY OF RECOURSE OBLIGATIONS

FOR VALUE RECEIVED, and to induce Lenders (as defined in the Loan Agreement (hereinafter defined)), to lend to Alexander’s of Kings, LLC, Kings Parking, LLC, and Alexander’s Kings Plaza, LLC, each a Delaware limited liability company, each having its principal place of business at c/o Alexander’s, Inc., 210 Route 4 East, Paramus, New Jersey 07652 (individually and/or collectively (as the context may require) referred to herein as “Borrower”), the aggregate principal sum of TWO HUNDRED AND FIFTY MILLION AND NO/100 DOLLARS ($250,000,000.00) (the “Loan”), evidenced by those certain Promissory Notes from Borrower, dated as of the date hereof, in the aggregate principal amount of $250,000,000.00 (as each of the same may hereafter be amended, modified, extended, severed, assigned, renewed or restated, and including any substitute or replacement notes executed pursuant to the Loan Agreement, individually and/or collectively (as the context requires), the “Note”) and that certain Loan Agreement dated the date hereof among Borrower, the lenders named therein, and Administrative Agent (defined below) (as the same may be amended, restated, replaced or otherwise modified the “Loan Agreement”) and secured by a certain mortgage, dated as of the date hereof (together with any and all extensions, renewals, substitutions, replacements, amendments, modifications and/or restatements thereof, the “Security Instrument”, the Note, the Loan Agreement, the Security Instrument and any and all documents or instruments now or hereafter executed in connection with the Loan are collectively herein referred to as the “Loan Documents”).  Capitalized terms not otherwise defined herein have the meanings set forth in the Loan Agreement.

1.                  As of this 10th day of June, 2011, the undersigned, ALEXANDER’S, INC., a Delaware corporation, having an address at 210 Route 4 East, Paramus, New Jersey 07652 (referred to herein as “Guarantor”), hereby absolutely and unconditionally guarantees to WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the benefit of Lenders (in such capacity, together with its successors and/or assigns in such capacity, “Administrative Agent”), and Lenders the prompt and unconditional payment of the Guaranteed Obligations (hereinafter defined).

2.                  It is expressly understood and agreed that this is a continuing guaranty and that the obligations of Guarantor hereunder are and shall be absolute under any and all circumstances, without regard to the validity, regularity or enforceability of the Note, the Loan Agreement, the Security Instrument or the other Loan Documents, a true copy of each of said documents Guarantor hereby acknowledges having received and reviewed.

3.                  The term “Debt” as used in this Guaranty of Recourse Obligations (this “Guaranty”) shall mean the principal sum evidenced by the Note and secured by the Security Instrument, or so much thereof as may be outstanding from time to time, together with interest thereon at the rate of interest specified in the Loan Agreement and all other sums which may or shall become due and payable pursuant to the provisions of the Note, the Loan Agreement, the Security Instrument or the other Loan Documents.

4.                  The term “Guaranteed Obligations” as used in this Guaranty shall mean all obligations and liabilities of Borrower for which Borrower shall be personally liable pursuant to Article XIII of the Loan Agreement.

5.                  Any indebtedness of Borrower to Guarantor now or hereafter existing (including, but not limited to, any rights to subrogation Guarantor may have as a result of any payment by Guarantor under this Guaranty), together with any interest thereon, shall be, and such indebtedness is, hereby deferred, postponed and subordinated to the prior payment in full of the Debt.  Until payment in full of the Debt (and including interest accruing on the Note after the commencement of a proceeding by or against Borrower under the Bankruptcy Code, which interest the parties agree shall remain a claim that is prior and superior to any claim of Guarantor notwithstanding any contrary practice, custom or ruling in cases under the Bankruptcy Code generally), Guarantor agrees not to accept any payment or satisfaction of any kind of indebtedness of Borrower to Guarantor and hereby assigns such indebtedness to Administrative Agent, for the benefit of Lenders, including the right to file a proof of claim and to vote thereon in connection with any such proceeding under the Bankruptcy Code, including the right to vote on any plan of reorganization.  Further, if Guarantor shall comprise more than one person, firm or corporation, Guarantor agrees that until such payment in full of the Debt, (a) no one of them shall accept payment from the others by way of contribution on account of any payment made hereunder by such party to Administrative Agent, for the benefit of Lenders, (b) no one of them will take any action to exercise or enforce any rights to such contribution, and (c) if any of Guarantor should receive any payment, satisfaction or security for any indebtedness of Borrower to any of Guarantor or for any contribution by the others of Guarantor for payment made hereunder by the recipient to Administrative Agent, for the benefit of Lenders, the same shall be delivered to Administrative Agent, for the benefit of Lenders, in the form received, endorsed or assigned as may be appropriate for application on account of, or as security for, the Debt and until so delivered, shall be held in trust for Administrative Agent, for the benefit of Lenders, as security for the Debt.

6.                  Guarantor agrees that, with or without notice or demand, Guarantor will reimburse Administrative Agent and Lenders, to the extent that such reimbursement is not made by Borrower, for all out-of-pocket expenses (including reasonable counsel fees) incurred by or on behalf of Administrative Agent and Lenders in connection with the collection of the Guaranteed Obligations or any portion thereof or with the enforcement of this Guaranty.

7.                  Upon the occurrence and during the continuance of an Event of Default, all moneys available to Administrative Agent, for the benefit of Lenders, for application in payment or reduction of the Debt may be applied by Administrative Agent, for the benefit of Lenders, in such manner and in such amounts and at such time or times and in such order and priority as set forth in Section 10.2(g) of the Loan Agreement or as otherwise determined by Lenders in their sole discretion.

8.                  Guarantor hereby waives notice of the acceptance hereof, presentment, demand for payment, protest, notice of protest, or any and all notice of non-payment, non-performance or non-observance, or other proof, or notice or demand, whereby to charge Guarantor therefor.

9.                  Guarantor further agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected or impaired (a) by reason of the assertion by Administrative Agent (on behalf of Lenders) of any rights or remedies which it may have under or with respect to either the Note, the Loan Agreement, the Security Instrument, or the other Loan Documents, against any person obligated thereunder or against the owner of the Property, (b) by reason of any failure to file or record any of such instruments or to take or perfect any security intended to be provided thereby, (c) by reason of the release or exchange of any property covered by the Security Instrument or other collateral for the Loan, (d) by reason of Administrative Agent’s failure to exercise, or delay in exercising, any such right or remedy or any right or remedy Administrative Agent, on behalf of Lenders, may have hereunder or in respect to this Guaranty, (e) by reason of the commencement of a case under the Bankruptcy Code by or against any person obligated under the Note, the Loan Agreement, the Security Instrument or the other Loan Documents, or the death of any Guarantor, or (f) by reason of any payment made on the Debt or any other indebtedness arising under the Note, the Loan Agreement, the Security Instrument or the other Loan Documents, whether made by Borrower or Guarantor or any other person, which is required to be refunded pursuant to any bankruptcy or insolvency law; it being understood that no payment so refunded shall be considered as a payment of any portion of the Debt, nor shall it have the effect of reducing the liability of Guarantor hereunder.  It is further understood, that if Borrower shall have taken advantage of, or be subject to the protection of, any provision in the Bankruptcy Code, the effect of which is to prevent or delay Administrative Agent, on behalf of Lenders, from taking any remedial action against Borrower, including the exercise of any option Administrative Agent, on behalf of Lenders, has to declare the Debt due and payable on the happening of any default or event by which under the terms of the Note, the Loan Agreement, the Security Instrument or the other Loan Documents, the Debt shall become due and payable, Administrative Agent, on behalf of Lenders, may, as against Guarantor, nevertheless, declare the Debt due and payable and enforce any or all of its rights and remedies against Guarantor provided for herein.

10.              Guarantor warrants and acknowledges that: (a) Lenders would not make the Loan but for this Guaranty; (b) there are no conditions precedent to the effectiveness of this Guaranty and this Guaranty shall be in full force and effect and binding on Guarantor regardless of whether Administrative Agent and/or Lenders obtain other collateral or any guaranties from others or takes any other action contemplated by Guarantor; (c) Guarantor has established adequate means of obtaining from sources other than Administrative Agent and Lenders, on a continuing basis, financial and other information pertaining to Borrower’s financial condition, the Property and Borrower’s activities relating thereto, and the status of Borrower’s performance of obligations under the Loan Documents, and Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Guarantor’s risks hereunder and neither Administrative Agent nor any Lender has made representation to Guarantor as to any such matters; (d) the most recent financial statements of Guarantor previously delivered to Administrative Agent and Lenders are true and correct in all respects, have been prepared in accordance with GAAP and fairly present the financial condition of Guarantor in all material respects as of the respective dates thereof, and no material adverse change has occurred in the financial condition of Guarantor since the respective dates thereof; and (e) Guarantor shall not engage in any Guarantor Sale or Pledge (as defined in the Loan Agreement) (other than the sale of publicly traded securities in Guarantor) that results in a change in Control of Guarantor unless Guarantor shall have obtained the prior written consent of Administrative Agent and Lender (which shall not be unreasonably withheld, conditioned or delayed) unless after giving effect to such Guarantor Sale or Pledge, Guarantor (or the successor entity thereto) shall be a Person that has and provides substantially the same or better experience and expertise as Guarantor prior to such Guarantor Sale or Pledge in conducting business of the nature currently conducted by Guarantor in respect of the Property’s type.

11.              So long as the Loan or any other obligation guaranteed hereby remains outstanding (other than, following the termination of the Loan Agreement and all other Loan Documents, contingent indemnification obligations as to which no claim has been made), Guarantor shall provide to Administrative Agent for distribution to each of the Lenders (i) within one hundred twenty (120) days after the end of each fiscal year, financial statements of Guarantor covering the corresponding period then ended including a balance sheet, income and expenses, cash flow and statement of change in financial position, audited by a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Administrative Agent and (ii) such other information reasonably requested by Administrative Agent (on behalf of itself or any Lender) and reasonably available to Guarantor.  Guarantor agrees that all financial statements to be delivered to Administrative Agent pursuant to this Section 11 shall: (i) be complete and correct in all material respects; (ii) present fairly the financial condition of Guarantor, if applicable; (iii) disclose all liabilities that are required by GAAP to be reflected or reserved against; and (iv) be prepared in accordance with GAAP.  Guarantor agrees that all financial statements shall not contain any misrepresentation or omission of a material fact which would make such financial statements inaccurate, incomplete or otherwise misleading in any material respect.  So long as Guarantor is required to file a Form 10-K with the Securities and Exchange Commission, Guarantor may comply with the requirements of this Section 11  by delivering to Administrative Agent a copy of the Annual Report on Form 10-K of the Guarantor for the relevant year or providing notice to Administrative Agent that the same has been filed with the Securities and Exchange Commission.

12.              Guarantor further covenants that this Guaranty shall remain and continue in full force and effect as to any modification, extension or renewal of the Note, the Loan Agreement, the Security Instrument, or any of the other Loan Documents, that Administrative Agent and Lenders shall not be under a duty to protect, secure or insure any security or lien provided by the Security Instrument or other such collateral, and that other indulgences or forbearance may be granted under any or all of such documents, all of which may be made, done or suffered without notice to, or further consent of, Guarantor.

13.              As a further inducement to Lenders to make the Loan and in consideration thereof, Guarantor further covenants and agrees (a) Guarantor will maintain a place of business or an agent for service of process in the State of New York (the “Property State”) and give prompt notice to Administrative Agent of the address of such place of business and of the name and address of any new agent appointed by it, as appropriate, (b) the failure of Guarantor’s agent for service of process to give it notice of any service of process will not impair or affect the validity of such service or of any judgment based thereon, (c) if, despite the foregoing, there is for any reason no agent for service of process of Guarantor available to be served, and if Guarantor at that time has no place of business in the Property State then Guarantor irrevocably consents to service of process by registered or certified mail, postage prepaid, to it at its address given in or pursuant to the first paragraph hereof, Guarantor hereby waiving personal service thereof, and (d) Guarantor initially and irrevocably designates the Secretary of State of the State of New York, with offices on the date hereof at One Commerce Plaza, 99 Washington Avenue, Albany, New York  12231, to receive for and on behalf of Guarantor service of process in the Property State with respect to this Guaranty,.  Each of Guarantor, Administrative Agent and Lenders covenants and agrees that in any action or proceeding brought by any party arising hereunder, (x) each party shall and does hereby waive trial by jury, and (y) each party (i) irrevocably submits to the exclusive jurisdiction of the courts of the Property State and the United States District Court located in the county in which the Property is located, and appellate courts from any thereof, and (ii) irrevocably waives any objection which it may have at any time to the laying on venue of any suit, action or proceeding arising out of or relating to this Guaranty brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

14.              This is a guaranty of payment and not of collection.  Administrative Agent may proceed directly and at once, without notice, against Guarantor to collect and recover the full amount of the liability hereunder or any portion thereof, without proceeding against Borrower or any other person, or foreclosing upon, selling, or otherwise disposing of or collecting or applying against any of the mortgaged property or other collateral for the Loan.  To the extent permitted by law, Guarantor hereby waives the pleading of any statute of limitations as a defense to the obligation hereunder.

15.              Each reference herein to Administrative Agent and Lenders shall be deemed to include their respective successors and assigns, to whose favor the provisions of this Guaranty shall also inure.  Each reference herein to Guarantor shall be deemed to include the heirs, executors, administrators, legal representatives, successors and assigns of Guarantor, all of whom shall be bound by the provisions of this Guaranty.

16.              If any party hereto shall be a partnership, the agreements and obligations on the part of Guarantor herein contained shall remain in force and application notwithstanding any changes in the individuals composing the partnership and the term “Guarantor” shall include any altered or successive partnerships but the predecessor partnerships and their partners shall not thereby be released from any obligations or liability hereunder.

17.              Guarantor (and its representative, executing below, if any) has full power, authority and legal right to execute this Guaranty and to perform all its obligations under this Guaranty.

18.              All understandings, representations and agreements heretofore had with respect to this Guaranty are merged into this Guaranty which alone fully and completely expresses the agreement of Guarantor, Administrative Agent and Lenders.

19.              This Guaranty may be executed in one or more counterparts by some or all of the parties hereto, each of which counterparts shall be an original and all of which together shall constitute a single agreement of Guaranty.  The failure of any party hereto to execute this

Guaranty, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

20.              This Guaranty may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Administrative Agent, Lenders or Borrower, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

21.              This Guaranty shall terminate and be of no further force and effect upon the date which is the later of (a) ninety-one (91) days subsequent to the date on which the Loan has been paid and satisfied in full or (b) the expiration of any other applicable preference period under applicable bankruptcy laws; provided, however, that Guarantor’s liability hereunder shall survive such termination with respect to any and all Losses related to or arising from acts, events or circumstances which occurred prior to such payment and satisfaction in full of the Loan.  Upon such termination upon repayment and satisfaction in full of the Loan, at Guarantor’s request, Agent shall deliver a written statement confirming the termination of this Guaranty, subject to and in accordance with this Section 21. Notwithstanding the foregoing, Guarantor’s obligations under this Guaranty shall be reinstated as if such obligations had not been terminated if any payment by Borrower or Guarantor to Lender is held to constitute a preference or fraudulent conveyance under bankruptcy laws, or for any reason Lender is disgorged of such payment or is required to pay such amount to Borrower, Guarantor or any other Person.  Notwithstanding anything to the contrary contained herein, Guarantor shall not have any liability hereunder with respect to any acts, events or circumstances first arising after (i) the date on which Administrative Agent, Lender or a Person that is not an Affiliate of Borrower or Guarantor acquires title to the Property, whether through foreclosure, private power of sale or the delivery of a deed-in-lieu of foreclosure, except with respect to acts taken by Borrower, Guarantor or any Affiliate of the foregoing prior to or on or after such date or (ii) the date on which a receiver, trustee, liquidator or conservator, other than any such Person appointed at the request of Borrower, Guarantor or any Affiliate of the foregoing, takes control of the Property, except with respect to acts taken by Borrower, Guarantor or any Affiliate of the foregoing prior to or on or after such date, and further provided that the appointment of a  receiver, trustee, liquidator or conservator shall not diminish or reduce any liability that arises as result of Borrower’s recourse liability pursuant to Section 13.1(a)(vii) of the Loan Agreement which shall terminate in accordance with the provisions of the Environmental Indemnity Agreement.

22.              THIS GUARANTY SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

23.              Guarantor hereby warrants, represents and covenants to Administrative Agent that:

(a)                Guarantor is duly organized and existing and in good standing under the laws of the state in which such entity is organized.  Guarantor is currently qualified or licensed

(as applicable) and shall remain qualified or licensed to do business in each jurisdiction in which the nature of its business requires it to be so qualified or licensed, except where such failure would not cause or would not reasonably be expected to cause a Material Adverse Effect.

(b)               The execution and delivery of the Guaranty has been duly authorized and the Loan Documents constitute valid and binding obligations of Guarantor or the party which executed the same, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights, or by the application of rules of equity.

(c)                The execution, delivery and performance by Guarantor of each of the Loan Documents do not violate any provision of any law or regulation, or result in any breach or default under any contract, obligation, indenture or other instrument to which Guarantor is a party or by which Guarantor is bound, except as would not cause or would not reasonably be expected to cause a Material Adverse Effect.

(d)               There are no pending assessments or adjustments of Guarantor’s income tax payable with respect to any year, except as would not cause or would not reasonably be expected to cause a Material Adverse Effect

(e)                None of the transactions contemplated by the Loan Documents will be or have been made with an actual intent to hinder, delay or defraud any present or future creditors of Borrower or Guarantor, and Borrower and Guarantor, on the date hereof, will have received fair and reasonably equivalent value in good faith for the continued grant of the liens or security interests effected by the Loan Documents.  As of the date hereof, Borrower and Guarantor are solvent and will not be rendered insolvent by the transactions contemplated by the Loan Documents.  As of the date hereof, Borrower and Guarantor are able to pay their respective debts as they become due.

(f)                Guarantor shall promptly notify Administrative Agent in writing of any litigation pending or, to Guarantor’s knowledge, threatened against Guarantor that, if successful against Guarantor, would not be covered by insurance and would reasonably be expected to have a Material Adverse Effect

(g)               As of the date hereof and continuing thereafter for the term of the Loan, the representations and warranties set forth in Sections 3.8, 3.28 and 3.29 of the Loan Agreement are true and correct with respect to Guarantor, it being understood that wherever the term “Borrower” is used in each the foregoing sections it shall be deemed to be “Guarantor”.

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IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty as of the day and year first above written.

GUARANTOR:

ALEXANDER’S, INC., a Delaware corporation

By:	/s/ Alan J. Rice
Name:	Alan J. Rice
Title:	Secretary